As filed with the U.S. Securities and Exchange Commission November 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	20-0064269
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Digital Ally, Inc.

6366 College Blvd.

Overland Park, KS 66211

(913) 841-7774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross

Chief Executive Officer

Digital Ally, Inc.

6366 College Blvd.

Overland Park, KS 66211

(913) 841-7774

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq.

Joseph E. Segilia, Esq.

Aaron M. Schleicher, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 660-3060

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 26, 2025

Digital Ally, Inc.

Up to 71,527,777 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholder (the “Selling Stockholder”) identified herein of up to an aggregate of 71,527,777 shares (the “Shares”), of common stock, par value $0.001 per share (“common stock”), of Digital Ally, Inc. (the “Company”, “we”, “us” or “our”), issued pursuant to that certain Common Stock Purchase Agreement, dated September 15, 2025, as amended on November 7, 2025, by and between the Company and the Selling Stockholder (as amended, the “Purchase Agreement”). The Purchase Agreement provides for a committed equity financing facility and the Shares are issuable pursuant to the Purchase Agreement. For additional information regarding the issuance of the Shares to the Selling Stockholder, see “The Transaction” section beginning on page 5 of this prospectus.

The Shares will be resold from time to time by the Selling Stockholder listed in the section titled “Selling Stockholder” beginning on page 14.

The Selling Stockholder, or its respective transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell any, all or none of the Shares offered by this prospectus, and we do not know when or in what amount the Selling Stockholder may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 18.

We are registering the Shares on behalf of the Selling Stockholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

On May 6, 2025, the Company, acting pursuant to authority received at an annual meeting of its stockholders on December 17, 2024, filed with the Secretary of State of the State of Nevada a certificate of amendment (the “Charter Amendment”) to its articles of incorporation, as amended (the “Articles of Incorporation”), which effected a one-for-twenty reverse stock split (the “Reverse Stock Split”) of all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Charter Amendment, the Reverse Stock Split became effective as of 5:30 p.m. Eastern Time on May 6, 2025. As a result of the Reverse Stock Split, every twenty (20) shares of Common Stock were exchanged for one (1) share of Common Stock. The Common Stock began trading on the Nasdaq Capital Market on a split-adjusted basis at the start of trading on May 7, 2025. The Reverse Stock Split did not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which remain as set forth pursuant to the Articles of Incorporation. No fractional shares of Common Stock were issued in connection with the Reverse Stock Split. Stockholders who otherwise were entitled to receive fractional shares of Common Stock were automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share, at a participant level. The Reverse Stock Split also had a proportionate effect on all other options and warrants of the Company outstanding as of the effective date of the Reverse Stock Split.

On May 22, 2025, the Company, acting pursuant to authority received at a special meeting of its stockholders on May 6, 2025, filed with the Secretary of State of the State of Nevada a certificate of amendment (the “May 22, 2025 Charter Amendment”) to its articles of incorporation, as amended, to effect a one (1)-for-one hundred (100) share reverse split (the “May 22, 2025 Reverse Stock Split”) of all of the Company’s outstanding shares of Common Stock, par value $0.001 per share. Pursuant to the May 22, 2025 Charter Amendment, the Reverse Stock Split became effective at 5:30 p.m. Eastern Time on May 22, 2025. As a result of the May 22, 2025 Reverse Stock Split, every one hundred (100) shares of Common Stock were exchanged for one (1) share of Common Stock. The Common Stock will begin trading on a split-adjusted basis on Nasdaq effective with the open of the market on Friday, May 23, 2025. The May 22, 2025 Reverse Stock Split did not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which remain as set forth pursuant to the Articles of Incorporation. No fractional shares of Common Stock were issued in connection with the May 22, 2025 Reverse Stock Split. Stockholders who otherwise were entitled to receive fractional shares of Common Stock were automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share, at a participant level. The May 22, 2025 Reverse Stock Split also had a proportionate effect on all other options and warrants of the Company outstanding as of the effective date of the May 22, 2025 Reverse Stock Split. Unless otherwise noted, the share and per share information in this prospectus reflects the Reverse Stock Split and the May 22, 2025 Reverse Stock Split.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “DGLY.” On November 21, 2025, the last reported sale price of our common stock was $1.24 per share.

Investing in our common stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 7 and in the documents which are incorporated by reference herein before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment or incorporated by reference. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time up to 71,527,777 Shares issued directly to the Selling Stockholder pursuant to the Purchase Agreement. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission, or the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to “Digital Ally”, the “Company”, “we”, “our” or “us” refer to Digital Ally, Inc., a Nevada corporation, and its subsidiaries on a consolidated basis.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Company Overview

The business of the Company (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc. (“TicketSmarter”), Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc. (“Kustom 440”), Kustom Entertainment, Inc. (“Kustom”), and its majority-owned subsidiary Nobility Healthcare, LLC) is divided into three reportable operating segments: 1) the video solutions operating segment (the “Video Solutions Operating Segment”), 2) the revenue cycle management segment (the “Revenue Cycle Management Segment”), and 3) the entertainment segment (the “Entertainment Segment”). The Video Solutions Operating Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, charging a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. In addition, our Entertainment Segment now includes live event production, including the recently acquired Country Stampede music festival and others.

Corporate Information

We were incorporated in Nevada on December 13, 2000. We conduct our business from 6366 College Blvd., Overland Park, Kansas 66211. Our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus or the registration of which it forms a part and is intended for informational purposes only. You should not consider such website information to be a part of this prospectus and such registration statement.

Discussions to Sell Majority Interest in Subsidiary

The Company is in discussions to sell the 51% of the membership units that our wholly owned subsidiary, Digital Ally Healthcare, Inc., holds in its majority-owned subsidiary Nobility Healthcare, LLC. The Company expects to reach an agreement in the near term but, at the time of this prospectus, no definitive agreement has been reached.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

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THE TRANSACTION

General

On September 15, 2025, the Company entered into the Purchase Agreement, with the Selling Shareholder (also referred to as the “ELOC Investor”), providing for a committed equity financing facility, pursuant to which, upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, the ELOC Investor has committed to purchase, at the Company’s direction in its sole discretion, up to an aggregate of $25,000,000 (the “Total Commitment”) of the shares of the Company’s Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement (the “Purchase Shares”). Concurrently with the execution of the Purchase Agreement, the Company and the ELOC Investor also entered into a Registration Rights Agreement, dated as of September 15, 2025 (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements, to register under the Securities Act, the offer and resale by the ELOC Investor of all of the Purchase Shares that may be issued and sold by the Company to the ELOC Investor from time to time under the Purchase Agreement.

Purchase of Shares under the Purchase Agreement

From and after the Commencement Date, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion, to direct the ELOC Investor to purchase amounts of Purchase Shares that are specified by the Company to the ELOC Investor in writing, subject to certain maximum amounts calculated pursuant to the Purchase Agreement (each such purchase, an “ELOC Agreement Purchase”). The purchase price per share to be paid by the ELOC Investor for Purchase Shares that the Company may elect to sell to the ELOC Investor will be equal to 92% of lowest daily trade price during a three day valuation period of the Common Stock immediately following the date that the purchase notice with respect to the particular ELOC Agreement Purchase (each, a “ELOC Purchase Notice”) is timely delivered from the Company to the ELOC Investor. The Company may deliver an ELOC Purchase Notice to the ELOC Investor on any trading day selected by the Company, provided however, an ELOC Purchase Notice may not be delivered within twenty-four (24) hours of the previous ELOC Purchase Ending Time, as defined in the Purchase Agreement. After an ELOC Agreement Purchase, the Company may only make a subsequent ELOC Agreement Purchase within the ELOC Purchase Valuation Period, as defined in the Purchase Agreement, if the aggregate daily trading volume exceeds 1000% of the initial ELOC Purchase Share Amount. At no point may the Company direct the ELOC Investor to purchase amounts of Purchase Shares, if such purchase, would make the ELOC Investor beneficially own greater than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance of shares of Common Stock.

The maximum number of Purchase Shares that may be required to be purchased pursuant to a ELOC Agreement Purchase Notice will be (A) such number of shares of Common Stock equal to the lowest of: of (i) 75% of the average daily trading volume over the five (5) trading days before the date of the ELOC Purchase Notice, (ii) 25% of the daily trading volume on the date of the ELOC Purchase Notice, and (iii) $600,000 divided by the last closing price on the applicable date of the ELOC Purchase Notice, or (B) if the aggregate daily trading volume exceeds 600% of the initial ELOC Purchase Share Amount, as defined in the Purchase Agreement, then such number of shares of Common Stock equal to 600% of the number of shares of Common Stock in (A). There are no upper limits on the price per share that the ELOC Investor must pay for Purchase Shares the Company directs the ELOC Investor to purchase in a ELOC Agreement Purchase under the Purchase Agreement. The purchase price per Purchase Share that the Company directs the ELOC Investor to purchase in a ELOC Agreement Purchase under the Purchase Agreement will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the period used to determine the purchase price to be paid by the ELOC Investor for such shares in such ELOC Agreement Purchase.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or ELOC Registration Rights Agreement, other than (i) a prohibition (with certain limited exceptions) on the Company entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement), and (ii) a prohibition during the ELOC Agreement Purchase Valuation Period (as defined in the Purchase Agreement), to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the ELOC Registration Rights Agreement. Such Variable Rate Transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit,” an “at the market offering” or other similar continuous offering with a third party, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at future determined prices. Subject to certain exceptions set forth in the Purchase Agreement such restrictions shall remain in effect for a period commencing on the Closing Date and ending on first day of the month next following the 36-month anniversary of the Closing Date. During the term of the Purchase Agreement, the ELOC Investor covenanted not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock.

On November 7, 2025, the Company entered into the First Amendment to the Common Stock Purchase Agreement (the “ELOC Amendment”) with the ELOC Investor. Under the ELOC Amendment, the Company paid the Commitment Fee (equal to 3.0% of the Total Commitment) on the date of the ELOC Amendment. The Commitment Fee was satisfied (i) in shares of Common Stock equal to 19.99% of the shares outstanding on the date of execution of the Purchase Agreement, with the value per share based on the 5-day VWAP ending on the tenth (10th) Trading Day following the later of (1) stockholder approval or (2) effectiveness of the Resale Registration Statement, subject to a cap equal to the full Commitment Fee and the Beneficial Ownership Limitation, and (ii) the balance in cash using 30% of the proceeds from any subsequent financings, including under the Purchase Agreement. In addition, as required under the Purchase Agreement, the Company reimbursed the ELOC Investor for reasonable legal fees and disbursements in the amount of $30,000.

Registration Rights Agreement

Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the shares of our Common Stock issuable to Yield Point NY LLC under the Purchase Agreement and the shares of Common Stock that may be issued to Yield Point NY LLC if we fail to comply with our obligations in the Registration Rights Agreement. Under the Registration Rights Agreement, we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of all of the shares of Common Stock that may, from time to time, be issued or become issuable to Yield Point NY LLC under the Purchase Agreement and the Registration Rights Agreement.

Our Termination Rights

The Purchase Agreement will automatically terminate upon the earliest of (i) the first day of the month next following the 36-month anniversary of the Closing Date, (ii) the ELOC Investor’s purchase of Purchase Shares having an aggregate purchase price equal to Total Commitment under the Purchase Agreement, or (iii) the occurrence of certain other events set forth in the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five (5) trading days’ prior written notice to the ELOC Investor, subject to certain conditions and the survival of certain provisions of the Purchase Agreement and the ELOC Registration Rights Agreement. The ELOC Investor may terminate the Purchase Agreement upon five (5) trading days’ prior written notice after the occurrence of certain events, including the occurrence of a Material Adverse Effect or a Fundamental Transaction (as such terms are defined in the Purchase Agreement) or upon the occurrence of certain other events as set forth in the Purchase Agreement. Neither the Company nor the ELOC Investor may assign or transfer their respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the ELOC Registration Rights Agreement may be modified or waived by the Company or the ELOC Investor.

The Purchase Agreement and the ELOC Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Dilutive Effect on Our Stockholders

The Company is aware and acknowledges that issuance of the Shares could cause dilution to existing stockholders and could significantly increase the number of outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue the Shares pursuant to the terms of a ELOC Purchase Notice in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

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ABOUT THIS OFFERING

This prospectus relates to the offer and resale by the Selling Stockholder of up to 71,527,777 Shares. All of the Shares, if and when sold, will be sold by the Selling Stockholder.

Shares offered by the Selling Stockholder:	Up to 71,527,777 Shares.

Shares of common stock outstanding after completion of this offering:	73,462,213(1)

Use of proceeds:	We will not receive any of the proceeds from any sale of the Shares by the Selling Stockholder. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 7 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq symbol for Common Stock:	“DGLY”

(1)	Shares of our common stock that will be outstanding after this offering is based on 1,898,436 shares of common stock outstanding as of November 21, 2025, but excludes the following as of such date:

●	excludes up to 26 shares of our common stock issuable upon exercise of outstanding options with a weighted average exercise price of $102,907.69 per share.

●	excludes up to 827,953 shares of our common stock issuable upon exercise of warrants issued previously and outstanding, having a weighted average exercise price of $171.22 per share.

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RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to Our Financial Condition

We have incurred losses in recent years.

The Company incurred operating losses of approximately $15.2 million for the year ended December 31, 2024 and it had an accumulated deficit of $137.5 million as of December 31, 2024. We have had net losses for several years and had an accumulated deficit of $117.7 million at December 31, 2023, which includes our net loss attributable to common stockholders of $25,688,547 for the year ended December 31, 2023, as compared to our net loss attributable to common stockholders of $21,666,691 for the year ended December 31, 2022. Our management has concluded that our historical recurring losses from operations and unstable cash flows from operations, as well as our dependence on private equity and other financings, raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2024 and 2023.

Foreign currency fluctuations may affect our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in our product pricing for potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some existing or potential foreign customers and reduce or eliminate their future orders of our products. We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are in the United States dollar, weakness in the United States dollar could lead to price increases for the components.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results have varied significantly in the past and may continue to fluctuate significantly in the future due to various factors that are both in and outside our control. Thus, we believe that period-to-period comparisons of our operating results may not be meaningful in the short-term, and our performance in a particular period may not be indicative of our performance in any future period.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Risks Related to Our Business and Industry

There are risks related to dealing with domestic governmental entities as customers.

One of the principal target markets for our products is the law enforcement community. In this market, the sale of products will be subject to budget constraints of governmental agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Such governmental agencies have experienced budgetary pressures because of the recent recession and its impact on local sales, property and income taxes that provide funding for purchasing our products. These agencies also may experience political pressure that dictates the way they spend money. Thus, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

There are risks related to dealing with foreign governmental entities as customers.

We target the law enforcement community in foreign countries for the sale of many of our products. While foreign countries vary, generally the sale of our products will be subject to political and budgetary constraints of foreign governments and agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Some foreign governments are experiencing budgetary pressures because of various reasons specific to them and their impact on taxes and tariffs that in many cases provide funding for purchasing our products. Law enforcement agencies within these countries also may experience political pressure that dictates the way they spend money. Thus, even if a foreign country or its law enforcement agencies want to acquire our products, it may be unable to purchase them due to budgetary or political constraints. We cannot assure investors that such governmental agencies will have the necessary funds to purchase our products even though they may want to do so. Further, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

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International law enforcement and other agencies that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from a few months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by foreign governments and agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and receive no revenue in return. In addition, we may be selected as the vendor of choice by these foreign customers but never receive the funding necessary to purchase our product due to political or economic reasons.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	consumer demands; evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Thomas J. Heckman. We do not have employment agreements with Messrs. Ross or Heckman, although we entered into retention agreements with such officers on December 23, 2008, which were amended in April 2018. The loss of the services of either of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our technical, research and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not had trouble in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, substantially all the components for our products and some entire products, from a limited number of manufacturers and suppliers, most of whom are located outside the United States. Our internal process is principally to assemble the various components and subassemblies manufactured by our suppliers and test the assembled product prior to shipping to our customers. We do not intend to directly manufacture any of the equipment or parts to be used in our products. Our reliance upon outside manufacturers and suppliers, including foreign suppliers, is expected to continue, increase in scope and involves several risks, including limited control over the availability of components, and products themselves and related delivery schedules, pricing and product quality. We may be subject to political and social risks associated with specific regions of the world including those that may be subject to changes in tariffs that may have substantial effects on our product costs and supply chain reliability and availability. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.

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A few of the semiconductor chip components for our products are produced by a very small number of specialized manufacturers. Currently, we purchase one essential semiconductor chip from a single manufacturer who currently sources such chipsets from the Philippines, China, Taiwan and South Korea, among other countries. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such a semiconductor chip from this manufacturer, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required component and we may also be required to pay higher costs for our components.

While we do the final assembly, testing, packaging, and shipment of certain of our products in-house, a number of our component parts are manufactured by subcontractors. These subcontractors include: raw circuit board manufacturers; circuit board assembly houses; injection plastic molders; metal parts fabricators; and other custom component providers. While we are dependent upon these subcontractors to the extent that they are producing custom subassemblies and components necessary for manufacturing our products, we still own the designs and intellectual property involved. This means that the failure of any one contractor to perform may cause delays in production. However, we can mitigate potential interruptions by maintaining “buffer stocks” of critical parts and subassemblies and by using multiple sources for critical components. We also can move our subcontracting to alternate providers. Being forced to use a different subcontractor could cause production interruptions ranging from negligible, such as a few weeks, to very costly, such as four to six months. Further, the failure of a foreign manufacturer to deliver products to us timely, in sufficient quantities and with the requisite quality would have a material adverse impact on our business, operations and financial condition.

The only components that would require a complete redesign of our digital video electronics package are the chips manufactured by Texas Instruments Incorporated (“Texas Instruments”). While there are competitive products available, each chip has unique characteristics that would require extensive tailoring of product designs to use it. The Texas Instruments chip is the heart of our video processing system. If Texas Instruments became unwilling or unable to provide us with these chips, we would be forced to redesign our digital video encoder and decoder systems. Such a complete redesign could take substantial time (over six months) to complete. We attempt to mitigate the potential for interruption by maintaining continuous stocks of these chips to support several months’ worth of production. In addition, we regularly check on the end-of-life status of these parts to make sure that we will know well in advance of any decisions by Texas Instruments to discontinue these parts. There are other semiconductors that are integral to our product design and which could cause delays if discontinued, but not to the same scale as the Texas Instruments chips.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of capital equipment to end users in dental professional practices. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continued economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition and results of operations. Also, the imposition of economic sanctions on Russia as a result of the war in Ukraine could prevent us from performing existing contracts and pursuing new growth opportunities, which could adversely affect our business, financial condition and results of operations.

Risks Related to the Resale of the Shares and Ownership of Shares of Our Common Stock

The Selling Stockholder may choose to sell the Shares at prices below the current market price.

The Selling Stockholder is not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our common stock.

A large number of shares of common stock may be sold in the market following this offering, which may significantly depress the market price of our common stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of common stock may be sold in the public market following this offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell common stock.

Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

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The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. Such volatility can be attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our common stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our common stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our common stock, the common stock price would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our common stock price or trading volume.

In the event that our common stock is delisted from the Nasdaq Capital Market, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Capital Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

You may experience future dilution as a result of issuance of the Shares, issuance of shares of common stock pursuant to any price protection features under the terms of our outstanding securities, future equity offerings by us and other issuances of our common stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share as prior issuances of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, the terms of certain of our outstanding securities may contain price protection features that allow holders of such securities to acquire the same number of shares of common stock at a lower price if certain events occur, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the prices per share for previous issuances of common stock or securities convertible into common stock paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our equity incentive programs. In addition, the issuance of the Shares, the issuance of shares of common stock pursuant to our outstanding securities, and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such issuances or sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of common stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

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There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our products more expensive for customers, which may reduce customer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of The Nasdaq Stock Market LLC, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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SELLING STOCKHOLDER

The common stock being offered by the Selling Stockholder are those previously issued to the Selling Stockholder. For additional information regarding the issuances of those shares of common stock, see “The Transaction” section above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the Shares for resale from time to time. The Selling Stockholder have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on 1,898,436 shares of common stock issued and outstanding, as of November 21, 2025. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of a registration rights agreement with the Selling Stockholder, this prospectus generally covers the resale of the number of shares of common stock issued to the Selling Stockholder as described in “The Transaction” section above. The fourth column assumes the sale of all of the common stock offered by the Selling Stockholder pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of their common stock in this offering. See “Plan of Distribution.”

	Number of shares of Common Stock Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number	Percent	Number	Number	Percent
Yield Point NY LLC (1)	189,653	9.9%	71,527,777	0	0%

(1)	The business address of Yield Point NY, LLC is 23 Tammy Rd, Spring Valley, NY 10977. As manager of Yield Point NY, LLC, Ari Kluger may be deemed to be the beneficial owner of the shares reported herein.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder pursuant to this prospectus.

However, we may receive gross proceeds of as much as up to $25,000,000 from the sale of common shares under the Purchase Agreement. We intend to use the net proceeds from any sale of shares to the Selling Stockholder under the Purchase Agreement for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses. This anticipated use of net proceeds from the sale of our common shares to the Selling Stockholder under the Purchase Agreement represents our intentions based upon our current plans and business conditions.

The Selling Stockholder will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of the Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that the Board may deem relevant.

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DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING

The Selling Stockholder is offering for resale up to an aggregate of 71,527,777 shares of common stock. The terms of our shares of common stock are contained in our Articles of Incorporation and our Bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. For a description of our common stock, see Exhibit 4.15—Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on May 2, 2025.

Our Articles of Incorporation authorizes the issuance of up to 200,000,000 shares of common stock and up to 10,000,000 shares of blank check preferred stock, par value $0.001 per share. The Board may establish the rights and preferences of the preferred stock from time to time.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them are deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

18

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.digitalally.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

19

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on May 2, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 18, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

●	our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders to be held on December 19, 2025, filed with the SEC on November 24, 2025;

●	our Current Reports on Forms 8-K filed with the SEC on January 3, 2025, February 13, 2025, February 19, 2025, March 7, 2025, April 1, 2025, April 14, 2025, April 21, 2025, April 25, 2025, April 29, 2025, May 5, 2025, May 9, 2025, May 21, 2025, May 23, 2025, May 27, 2025, September 17, 2025, November 7, 2025, and November 12, 2025, and our Current Report on Form 8-K/A filed with the SEC on November 12, 2025 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

●	the description of our common stock contained in Exhibit 4.15—Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on May 2, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

6366 College Blvd.

Overland Park, KS 66215

(913) 814-7774

Copies of these filings are also available through the “Investor Relations” section of our website at www.digitalally.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

20

Digital Ally, Inc.

Up to 71,527,777 Shares of Common Stock

PROSPECTUS

The date of this prospectus is , 2025.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$15,508.43
Transfer agent and registrar fees and expenses	$1,000.00
Legal fees and expenses	$150,000.00
Printing fees and expenses	$1,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$750.57
Total	$178,259.00

Item 14. Indemnification of Officers and Directors.

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the NRS, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

II-1

Our Articles of Incorporation, as amended, and bylaws (the “Bylaws”) provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NRS, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all of our securities sold by us within the past three years which were not registered under the Securities Act.

On August 23, 2022, the Company entered into an Exchange Agreement (collectively, the “New Warrant Exchange Agreements”) with each of the January 2021 Investors, pursuant to which the Company agreed to issue to the Investors an aggregate of 152 shares of Common Stock in exchange for the cancellation by the January 2021 Investors of the January 2021 Warrants, the August 2021 Exchange Warrants and the August 2021 Replacement Warrants. Each of the New Warrant Exchange Agreements provides that, for a period of 60 days, the Company will not issue shares of Common Stock or securities convertible into shares of Common Stock, or otherwise file any registration statement with respect to the issuance of such securities, subject in each case to certain exceptions described more fully in the New Warrant Exchange Agreements.

On October 13, 2022 the Company, entered into a Securities Purchase Agreement with certain institutional investors (the “October 2022 Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “October 2022 Offering”), 1,400,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount to the stated value of $10.00 per share, for gross aggregate proceeds of $15 million in the October 2022 Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will, under certain circumstances, be convertible into shares of Common Stock, at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the October 2022 Investors, and customary conditions to closing. The October 2022 Offering closed on October 19, 2022.

In connection with the October 2022 Offering, the Company agreed to pay A.G.P./Alliance Global Partners (the “Financial Advisor”) an aggregate cash fee equal to $750,000 and to reimburse the Financial Advisor for certain of its expenses in an amount not to exceed $135,000.

On January 10, 2023, the Company awarded an aggregate of 18 shares of restricted common stock to its employees which will vest pursuant to their respective vesting schedules provided that they remain employees on each such date.

II-2

On April 5, 2023, the Company entered into and consummated the initial closing (the “First Closing”) of the transactions contemplated by a Securities Purchase Agreement, dated as of April 5, 2023 (the “2023 Purchase Agreement”), between the Company and certain investors (the “2023 Purchasers”). At the First Closing, the Company issued and sold to the 2023 Purchasers Senior Secured Convertible Notes in the aggregate original principal amount of $3,000,000 (the “2023 Notes”) and warrants (the “2023 Warrants”). The 2023 Purchase Agreement provided for ten percent (10%) original interest discount resulting in gross proceeds to the Company of $2,700,000. No interest accrues under the Notes. The Warrants are exercisable for an aggregate 562 shares comprised of 188 warrants at an exercise price of $11,000.00 per share of the Company’s common stock, 188 warrants at an exercise price of $13,000.00 per share of common stock, and 186 warrants at an exercise price of $15,000.00 per share of common stock. Subject to certain conditions, within 18 months from the effectiveness date and while the 2023 Notes remain outstanding, the 2023 Purchasers have the right to require the Company to consummate a second closing of up to an additional $3,000,000 of 2023 Notes and 2023 Warrants on the same terms and conditions as the First Closing, except that the 2023 Notes may be subordinate to a mortgage on the Company’s headquarters building (the “Bank Mortgage”). The 2023 Notes are convertible into shares of common stock at the election of the 2023 Purchasers at any time at a fixed conversion price of $10,000.00 (the “Conversion Price”) per share of common stock. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Subject to certain conditions, including certain equity conditions, the Company may redeem some or all of the then outstanding principal amount of the 2023 Note for cash in an amount equal to 110% of the outstanding principal amount of the 2023 Notes (the “Optional Redemption Amount”). In addition, the Purchasers may, at their option, demand repayment at the Optional Redemption Amount upon five (5) business days’ written notice following (i) the closing by the Company of the Bank Mortgage, or (ii) a sale by the Company of common stock or common stock equivalents.

On June 24, 2024, the Company entered into a private placement transaction (the “June 2024 Private Placement”), pursuant to a Securities Purchase Agreement with certain institutional investors (the “June 2024 Purchasers”) for aggregate gross proceeds of approximately $2.9 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the June 2024 Private Placement. The Company intends to use the net proceeds from the June 2024 Private Placement for inventory purchases, artist costs for upcoming festivals, transaction cost, expanded sales, marketing, partial prepayment of an outstanding note and general working capital. Aegis Capital Corp. (“Aegis”), acted as the exclusive placement agent for the June 2024 Private Placement, which closed on June 25, 2024. As part of the June 2024 Private Placement, the Company issued an aggregate of 597 units and pre-funded units (collectively, the “Units”) at a purchase price of $5,020.02 per unit (less $0.02 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”)), (ii) one Series A warrant to purchase one share of Common Stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of Common Stock as will be determined on the Reset Date (as defined below) and in accordance with the terms therein (the “Series B Warrant”, and together with the Series A Warrant, the “Warrants”). The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.02 per share of Common Stock and will not expire until exercised in full. The Series A Warrants will be exercisable at any time or times on or after the date Stockholder Approval (as defined in the Series A Warrant) is obtained, have an initial exercise price of $5,020.00 per share of Common Stock and a term of 5 years after the later of (a) the date that the Company obtains the Stockholder Approval and (b) the earlier of (i) the Resale Effective Date (as defined in the Registration Rights Agreement (as defined below)) registering all of the Registerable Securities (as defined in the Registration Rights Agreement) or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act. The Series B Warrants will be exercisable at any time or times on or after the date Stockholder Approval is obtained, have an initial exercise price of $2.00 per share of Common Stock and will not expire until exercised in full. The number of shares of Common Stock issuable under the Series B Warrants will be determined following the earliest to occur of: (i) the date on which a resale registration statement covering the resale of all Registrable Securities has been declared effective for 20 consecutive trading days, (ii) the date on which the June 2024 Purchasers may sell the Registrable Securities pursuant to Rule 144 under the Securities Act for a period of 20 consecutive trading days, and (iii) twelve months and 20 days following the issuance date of the Series B Warrants (the “Reset Date”), in each case, pursuant to the lowest daily weighted average trading price of the shares of Common Stock during a period of 20 trading days, subject to a pricing floor of $1,004.00 per share of Common Stock (the “Floor Price”), such that, assuming the Floor Price, the maximum number of shares of Common Stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 2,988 shares and 2,391 shares, respectively. The Company has undertaken to file a resale registration statement covering all of the Registrable Securities on behalf the June 2024 Purchasers pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), also entered into with the June 2024 Purchasers in connection with the June 2024 Private Placement. Pursuant to the Registration Rights Agreement, the Company shall file the resale registration statement within twenty (20) trading days after the closing of the June 2024 Private Placement, and the resale registration statement shall be effective within thirty (30) calendar days following the filing date (or, in the event of a full review by the United States Securities and Exchange Commission (the “SEC”), fifty (50) calendar days following the filing date).

II-3

On November 6, 2024, the Company entered into a Securities Purchase Agreement (the “November 2024 Securities Purchase Agreement”) with certain institutional investors (the “November 2024 Purchasers”), pursuant to which the Company has agreed to issue and sell to such November 2024 Purchasers, in a private placement transaction, (i) senior secured promissory notes in aggregate principal amount of $3,600,000 (the “Notes”), and (ii) 405 shares (the “Shares”) of Common Stock, for aggregate gross proceeds of approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by the Company (such transaction, the “November 2024 Private Placement”). The November 2024 Private Placement closed on November 7, 2024 (the “November 2024 Private Placement Closing Date”). Pursuant to the November 2024 Securities Purchase Agreement, the Company is required to use approximately $2,015,623 of the net proceeds from the November 2024 Private Placement to pay, in full, all liabilities, obligations and indebtedness owing by the Company and its subsidiary, Kustom (the “Borrowers”), to Mosh Man, LLC (the “Lender”), in respect of that certain promissory note and note purchase agreement and related documents by and among the Borrowers and the Lender (collectively, the “Mosh Man Note”). The Company’s full repayment of the outstanding obligations under the Mosh Man Note will effectively terminate the public sale process of the collateral securing the Borrowers’ obligations thereunder, which sale process was disclosed by the Company in a Current Report on Form 8-K filed by the Company on October 28, 2024 and again November 4, 2024. The Company anticipates that the remaining net proceeds from the November 2024 Private Placement after repayment of the Mosh Man Note, and after deducting placement agent fees and other offering expenses, will meet the Company’s capital needs for approximately three months after the November 2024 Private Placement Closing Date, subsequent to which the Company anticipates that it will need to raise additional funds to implement its business plan and to service its ongoing operations. The Company also anticipates pursuing the sale of its video solutions business in the short term. Pursuant to the November 2024 Securities Purchase Agreement, the Company shall file within 30 days of the November 2024 Private Placement Closing Date a registration statement with the SEC for a public offering and use its reasonable best efforts to pursue and consummate a financing transaction within 90 days of the November 2024 Private Placement Closing Date. The proceeds of the public offering shall be used as set forth in the registration statement, including the repayment of the principal amounts of the Notes. The Company shall also file within 30 days of the November 2024 Private Placement Closing Date a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale by the November 2024 Purchasers of the Shares issued under the November 2024 Securities Purchase Agreement. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the filing thereof and to keep such registration statement effective at all times until no November 2024 Purchaser owns any Shares. Furthermore, pursuant to the November 2024 Securities Purchase Agreement, within five (5) days of the signing the November 2024 Securities Purchase Agreement, (i) the Company’s board of directors shall approve an amendment to the Bylaws setting the quorum required for a special meeting of stockholders to one-third of all stockholders entitled to vote at such special meeting and (ii) the Company shall file with the SEC a preliminary proxy statement on Schedule 14A announcing a meeting of stockholders for the purpose of approving the Series A and Series B warrants issued by the Company on June 25, 2024. On November 6, 2024, the Company adopted Amendment No. 1 to Bylaws with the approval of the Board. The Bylaws were amended to reduce the quorum requirement at any meeting of the Company’s stockholders to thirty-three and one-third percent (33 1/3%) of the stock issued and outstanding and entitled to vote at such meeting. Furthermore, in order to secure the Company’s obligations under the Notes, the November 2024 Securities Purchase Agreement provides that the Company shall cause its wholly owned subsidiaries, to the extent permitted under such subsidiaries’ existing obligations, to guarantee the payment of and performance of obligations under the Notes. The Company agreed to use best efforts to enter into subsidiary guarantees to that effect. On November 13, 2024, the Company entered into that certain Secured Subsidiary Guarantee (the “Guarantee”), by and among the Company, TicketSmarter, Kustom 440, Inc. (“Kustom 440”), and Kustom (each of TicketSmarter, Kustom 440 and Kustom a “Guarantor” and together, the “Guarantors”). Pursuant to the Guarantee, the Guarantors guarantee to the November 2024 Purchasers the prompt and complete payment and performance when due of the Obligations (as defined in the Guarantee).

Except as stated above, no underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

II-4

On September 15, 2025, the Company entered into and consummated the initial closing of the transactions contemplated by a Securities Purchase Agreement, dated as of September 15, 2025 (the “Notes and Warrants Agreement”), between the Company the Selling Stockholder (also referred to as the “ELOC Investor”). At the initial closing, the Company issued and sold to the ELOC Investor certain Senior Secured Convertible Notes in the aggregate original principal amount of $806,451.61 (the “Notes”) and warrants (the “Warrants”). The Notes and Warrants Agreement provided for seven percent (7%) original interest discount resulting in gross proceeds to the Company of $750,000. Interest on the note is eight percent (8%). The Warrants are exercisable for an aggregate 476,569 shares at an exercise price of $2.124 per share of the Company’s Common Stock, par value $0.001 per share. Subject to applicable limitations as set forth in the Notes and Warrants Agreement, the Warrants have an initial exercise date of September 15, 2025, and a termination date on the five-year anniversary of the initial exercise date.

Within two business days from the effectiveness date of the registration statement required under the Notes and Warrants Agreement, and while the Notes remain outstanding, the ELOC Investor and the Company consummated a second closing of an aggregate of $250,000 of Notes and Warrants on the same terms and conditions as the initial closing. The Notes are convertible into shares of Common Stock at the election of the ELOC Investor at any time at a conversion price at a ten percent (10%) discount to the volume weighted average price in the five (5) day period prior to the date of closing (the “Conversion Price”) per share of Common Stock. Subject to certain conditions, including certain equity conditions, the Company may redeem some or all of the then outstanding principal amount of the Note for cash in an amount equal to one hundred ten percent (110%) of the outstanding principal amount of the Notes (the “Optional Redemption Amount”).

On November 7, 2025, the Company, entered into the First Amendment to Common Stock Purchase Agreement (the “ELOC Amendment”), dated as of September 15, 2025 (the “ELOC Purchase Agreement”), with the ELOC Investor, pursuant to which the Company shall cause the Commitment Fee (as defined in the ELOC Purchase Agreement) to be paid to the ELOC Investor on the date of the ELOC Amendment, which will be paid (i) in shares of Common Stock equal to 19.99% of the shares of Common Stock outstanding on the date of execution of the ELOC Purchase Agreement, with the value per share to be based on the 5-day VWAP ending on the tenth (10th) Trading Day following the later of (1) the date of stockholder approval or (2) the date the Resale Registration Statement (as defined in the ELOC Purchase Agreement) is declared effective, provided however, the valuation will be capped at the full commitment fee, and subject to the Beneficial Ownership Limitation (as defined in the ELOC Purchase Agreement), and (ii) the balance, in cash using the 30% of the proceeds from any subsequent financings, including the ELOC Purchase Agreement.

Item 16. Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on November 26, 2025.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanton E. Ross and Thomas J. Heckman, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanton E. Ross	Chief Executive Officer and Director	November 26, 2025
Stanton E. Ross	(principal executive officer)

/s/ Thomas J. Heckman	Chief Financial Officer, Secretary and Treasurer	November 26, 2025
Thomas J. Heckman	(principal financial officer and principal accounting officer)

/s/ D. Duke Daughtery	Director	November 26, 2025
D. Duke Daughtery

/s/ Leroy C. Richie	Director	November 26, 2025
Leroy C. Richie

/s/ Charles M. Anderson	Director	November 26, 2025
Charles M. Anderson

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EXHIBIT INDEX

Exhibit No.	Description
3.1(i)(a)	Articles of Incorporation (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2022).
3.1(i)(b)	Articles of Merger (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2022).
3.1(i)(c)	Certificate of Amendment to Digital Ally, Inc.’s Articles of Incorporation (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on December 8, 2022).
3.1(i)(d)	Certificate of Amendment to Articles of Incorporation of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on February 7, 2023).
3.1(i)(e)	Certificate of Correction to Articles of Incorporation, filed on October 28, 2024 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 1, 2024).
3.1(i)(f)	Certificate of Correction to Articles of Incorporation, filed on October 30, 2024 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 1, 2024).
3.1(i)(g)	Certificate of Correction to Articles of Incorporation, filed on October 30, 2024 (duplicate filing) (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 5, 2024).
3.1(ii)(a)	Bylaws (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2022).
3.1(ii)(b)	Amendment No. 1 to Bylaws of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 8, 2024).
4.1	Form of Security Agreement between Digital Ally, Inc. and a certain Purchaser, dated September 15, 2025 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on September 17, 2025).
4.2	Form of Common Stock Purchase Agreement between Digital Ally, Inc. and a certain Purchaser, dated September 15, 2025, relating to the ELOC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on September 17, 2025).
4.3	Form of Amendment to the Common Stock Purchase Agreement between Digital Ally, Inc. and a certain Purchaser, dated November 7, 2025, relating to the ELOC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 7, 2025).
4.4	Form of Registration Rights Agreement between Digital Ally, Inc. and a certain Purchaser, dated September 15, 2025, relating to the ELOC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on September 17, 2025).
4.5	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
5.1*	Opinion of Sullivan & Worcester LLP.
10.1	2005 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.2	2006 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.3	Form of Stock Option Agreement (ISO and Non-Qualified) 2005 Stock Option Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.4	Form of Stock Option Agreement (ISO and Non-Qualified) 2006 Stock Option Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.5	Forms of Restricted Stock Agreement for 2005, 2006, 2007 and 2008 Stock Option and Restricted Stock Plans (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 23, 2010).

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10.6	2011 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 1, 2011).
10.7	Form of Stock Option Agreement for 2011 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 1, 2011).
10.8	Amended and Restated 2015 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Current Report on Form S-8 with SEC on May 23, 2016).
10.9	Form of 2015 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
10.10	Digital Ally, Inc. 2018 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 with SEC on August 20, 2018).
10.11	Form of 2018 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
10.12	Digital Ally, Inc. 2020 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 with SEC on November 16, 2020).
10.13	Amendment to Digital Ally, Inc. 2020 Stock Option and Restricted Stock Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A with SEC on April 27, 2021).
10.14	Form of 2020 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
10.15	Digital Ally, Inc. 2022 Stock Option and Restricted Stock Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A with SEC on October 28, 2022).
10.16	Form of 2022 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement under the 2022 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 with SEC on February 28, 2023).
10.17	Form of Operating Agreement of Nobility Healthcare, LLC, dated June 1, 2021 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 9, 2021).
23.1*	Consent of RBSM LLP, independent registered public accounting firm.
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
107*	Filing Fee Table

* Filed herewith

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